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                                    EXHIBIT B

                       DIRECTORS AND EXECUTIVE OFFICERS OF
                         FORTIS (B) AND FORTIS (NL) N.V.

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

Name, Business Address              Citizenship, Present Position, Principal Occupation
----------------------              ----------------------------------------------------
Anton van Rossum                    Dutch Nationality. Chief Executive Officer of Fortis
Fortis                              since 2000. Director of McKinsey & Company Inc. from
Archimedeslaan 6                    1972 to 2000.
3584 BA Utrecht
The Netherlands

Count Maurice Lippens               Belgian Nationality. Chairman of Fortis since 1981; Vice
Fortis                              Chairman of Societe Generale de Belgique since 1988.
Boulevard Emile Jacqmain 53         Chairman Compagnie Het Zoute, Director Finasucre,
1000 Brussels                       Director Groupre Sucrier and Director Stichting Prioriteit
Belgium                             Fortis.

J. L. M. Bartelds                   Dutch Nationality. Chairman of Fortis since 1987.
Fortis                              Managing Director of AMEV Nederland N.V. from
Archimedeslaan 6                    October 1, 1983 to October 1, 1987. Member Supervisory
3584 BA Utrecht                     Committee St. Antonius Hospital, member Supervisory
The Netherlands                     Committee Stichting Partners in de Gezondheidszorg, member
                                    Supervisory Board Heijmans NV, director Koninklijke
                                    Nederlandse Jaabeurs, member Board of Trustees Postgraduate
                                    Controller Training Programme (University of Amsterdam),
                                    director Stichting Prioriteit Fortis.

Hendrik Jochem Hielkema             Dutch Nationality. Director of Fortis. Vice Chairman
Fortis                              of Fortis from 1988 to 2000. Senior Vice President
Archimedeslaan 6                    and Chairman of the Board of Management of Nederlandse
3584 BA Utrecht                     Credietbank N.V., May 1986 to 1988; Chief General
The Netherlands                     Manager for Overseas Operations, ABN Bank, from 1985 to
                                    1986; General Manager for International Policy, ABN Bank,
                                    1983 to 1985; Regional Manager for Brazil and North America,
                                    ABN Bank, 1977-1983. Member Supervisory Board Van Wijnen Holding,
                                    treasurer World Wildlife Fund, chairman Stichting Tresor,
                                    vice-chairman University Hospital of Utrecht, member Nijenrode
                                    International Advisory Board.
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
Annemieke J.M. Roobeek              Dutch Nationality. Director, Fortis since 1994; Professor
Europaplein 115                     of Strategy & Transformation Management, Nijenrode University
1079 AX Amsterdam                   (The Netherlands School of Business, Breukelen) since 1997;
The Netherlands                     Cornelis Verolme Professor of Technology and Economics, Nijenrode
                                    University from 1989 to 1997; Senior research Fellow of the
                                    Royal Netherlands Academy of Arts and Sciences (KNAW) at the
                                    faculty of Economics and Econometrics of the University of
                                    Amsterdam from 1989 to 1995.

Jacob Rienk Glasz                   Dutch Nationality. Vice Chairman of Fortis since 2000.
Trenite van Doorne,                 Director, Fortis since 1989. Professor of Corporate
Advocaten en notarissen             Governance (University of Amsterdam); Advocate and
De Lairessestraat 133               Chairman of the law firm of the Partnership Trenite van
1075 HJ Amsterdam                   Doorne. Member of the Supervisory Board of Glaxo BV;
The Netherlands                     Member of the Supervisory Board of Citroen NL BV; Member
                                    of the Supervisory Board of Coca Cola Beverages NL BV;
                                    Member of the Supervisory Board of Bongrain SA.

Baron Daniel Janssen                Belgian Nationality. Director, Fortis since 1999;
SOLVAY                              Chairman of the Board of Directors of Solvay S.A.;
Rue du Prince albert, 33            Director of Generale de Banque S.A. from 1976 to 1998;
1050 Brussels                       President of CEFIC (European Chemical Industry Counsel)
Belgium                             1991/1992; member of the European Round Table of Industrialists
                                    (ERT) since 1992; Vice-Chairman of the Board and of the
                                    Executive Committee of UCB from 1975 to 1984.

Johannes Jacobus Slechte            Dutch Nationality. Director, Fortis since 1996. President
Shell Nederland B.V.                of Shell Nederland B.V. since December 1992.   Member of
Postbus 1222                        the Supervisory Board of Samas-Groep NV; Chairman of Supervisory
3000 BE Rotterdam                   Committee TU Delft.
The Netherlands

Philippe Speeckaert                 Belgian Nationality. Director, Fortis since 1989; Certified
Welriekendedreef  29                Public Accountant Partner of KPMG since 1987 and of BBKS (Belgian
3090 Overijse                       accounting firm) since 1982. Director, Immoran; Director, Spontin;
Belgium                             Director, Chevron.

Piet van Waeyenberghe               Belgian Nationality. Director, Fortis since 1988; Chairman of De Eik
Asphales                            NV; Chairman of Fortales NV; Director of Societe Generale de
Eikelenbergstraat 20                Belgique; Director Janssen Pharmaceutica NV; Director Campina
1710 Dilbeek                        Melkunie NV; Director Pietercil NV.
Belgium
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
Nicholas Jan Westdijk               Dutch Nationality.  Director, Fortis since 1996.  Lawyer; Chairman of
Koninklijke Pakhoed N.V.            the Managing Board of Furness N.V. from 1979 till 1990; Member of the
Postbus 863                         Managing Board of Royal Pakhoed N.V. from 1990 till 1992; Member
3000 AW Rotterdam                   Supervisory Board Wolters Kluwer N.V.; Member Supervisory Board
The Netherlands                     Connexxion Holding.

Gerrit Wilmink                      Dutch Nationality.  Director, Fortis since 1996.  Senior Director of
Prins Bernhardlaan 8a               Hoogovens Groep B.V. from 1975 to 1993; Member of the Committee of
1942 AA Beverwijk                   Arbitration and of the Council of Arbitration for Nijverheid en
The Netherlands                     Handel; Chairman of Supervisory Committee Red Cross Hospital
                                    Beverwijk; Member Supervisory Committee Heliomare.

Valere Croes                        Belgian nationality. Director, Fortis since 1987. Term runs to 2000.
Koninginnenlaan 32                  Chairman of the U.P.E.A. (Belgian Insurers Organisation) from 1990 to
8300 Knokke-Heist                   1993. Chairman of Sabena since 1997, vice-chairman Compagnie
Belgium                             Immobiliere de Belgique, director Societe Generale de Belgique, director Tractebel, director Tesssenderlo Chemie, director Stichting
                                    Continuiteit Fortis (NL).

Etienne Davignon                    Belgian nationality. Director, Fortis since 1989.   Chairman Societe
c/o Societe Generale de Belgique    Generale de Belgique since 1989; Director of Societe Generale de
Rue Royale 30                       Belgique since 1985; Deputy Chairman of E.E.C. (European Economic
1000 Brussels                       Community), 1981-1984.  Chairman Union Miniere; Vice-Chairman
Belgium                             Tractebel; Director Solvay; Director Suez Lyonnaise des Eaux;
                                    Director Pechiney; Director BASF; Vice-Chairman Arbed.

Christine Morin-Postel              French Nationality.  Director, Fortis since 1998.  Managing Director
Societe Generale de Belgique        Societe Generale de Belgique, director Tractebel, director Union
Rue Royale 30                       Miniere, director Suez Industries, Director of The Rank Group PLC,
                                    Director Elyo, Chair of Trigen.
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